Exhibit 99.1
PRESS RELEASE
Evergreen Solar Announces Selected Preliminary First Quarter 2010 Results
Marlboro, Massachusetts, April 19, 2010 — Evergreen Solar, Inc. (NasdaqGM: ESLR), a manufacturer of String RibbonTM solar power products with its proprietary, low-cost silicon wafer technology, today announced preliminary unaudited selected financial results for the first quarter of 2010, ended April 3, 2010.
Shipments for the first quarter of 2010 increased to a new Company record of approximately 35.4 megawatts. Revenues for the quarter were approximately $78.5 million and average selling price was approximately $2.20 per watt. Manufacturing costs were approximately $2.05 per watt, which is consistent with the fourth quarter of 2009.
Richard M. Feldt, Chairman, CEO and President stated, “Operationally, our Devens facility is performing very well, and as a result, we expect production and sales to increase to between 37 to 38 megawatts for the second quarter of 2010. Overall, demand for our product in the first quarter was strong and our selling prices decreased modestly by approximately 4% from the fourth quarter of 2009, mostly due to the stronger US dollar. Furthermore, our ongoing dialog with customers indicates that overall demand for our products in 2010 is expected to be consistent with the initial forecast of 175 megawatts we provided in February.” Mr. Feldt added, “Our progress in Wuhan, China is on schedule and we expect to begin production in mid 2010. I am particularly pleased to report that we produced our first wafers from Quad furnaces initially being used for training purposes, which were installed in Wuhan in mid-March.”
All data for the first quarter of 2010 are preliminary and subject to revision based upon our review through ordinary quarter-end closing procedures.
First quarter 2010 results will be reported after the market closes on May 4, 2010. Management will conduct a conference call to discuss the results on May 5, 2010 at 8:30 a.m. (ET). The call will be webcast live over the internet and can be accessed by logging on the “Investors” section of Evergreen Solar’s website, www.evergreensolar.com, prior to the event.
About Evergreen Solar, Inc.
Evergreen Solar, Inc. develops, manufactures and markets String Ribbon™ solar power products using its proprietary, low-cost silicon wafer technology. The Company’s patented wafer manufacturing technology uses significantly less polysilicon than conventional processes. Evergreen Solar’s products provide reliable and environmentally clean electric power for residential and commercial applications globally. For more information about the Company, please visit www.evergreensolar.com. Evergreen Solar® and String Ribbon™ are trademarks of Evergreen Solar, Inc.

Safe Harbor Statement
This press release contains forward-looking statements made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. These statements are based on management’s current expectations or beliefs. Such forward-looking statements include, but are not limited to, those related to expectations regarding: our ability to improve operational efficiencies and costs; our estimated first quarter selected financial results; demand for our products in the balance of 2010; our progress and expected production timeline of our Wuhan, China manufacturing facility; and our ability generally to manufacture and sell our products. These statements are neither promises nor guarantees, and involve risks and uncertainties that could cause actual results to differ materially from such forward-looking statements, including: risks associated with the our ability to lower manufacturing costs and otherwise successfully manufacture and sell our products; volatility in the demand for solar power products; uncertainties related to government regulations, subsidies and incentives; risks from various economic factors such as credit market conditions, fluctuations in currency exchange rates; uncertainties associated with costs we may incur in connection with the disposal or insolvency of Sovello and other risks and uncertainties identified in our periodic filings made with the Securities and Exchange Commission. We disclaim any obligation to update or revise any forward-looking statements for any reason.
CONTACT:
Evergreen Solar, Inc.
Michael W. McCarthy
Director — Investor Relations
mmccarthy@evergreensolar.com
Phone: 508-251-3261